2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 of our audit report dated February 13, 2014 relative to the financial statements of PurpleReal.Com Corp. as of January 31, 2014 and for period from inception through January 31, 2014.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

March 3, 2014